Exhibit 99.1

Contact:  Kathleen Campbell, Marketing Director                                                                                                                                                    First Citizens Community Bank
570-662-0422                                                                                                                                                                                                             15 S. Main Street
570-662-8512 (fax)                                                                                                                                                                                                Mansfield, PA 16933

Citizens Financial Services, Inc. Reports unaudited Second quarter 2017 Earnings

MANSFIELD, PENNSYLVANIA— July 25, 2017 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, released today its unaudited financial results for the three and six months ended June 30, 2017.

For the six months ended June 30, 2017, net income totaled $6,771,000 which compares to net income of $6,314,000 for the first six months of 2016, an increase of $457,000 or 7.2%.  Basic earnings per share of $1.95 for the first six months of 2017 compares to $1.80 for the first six months last year.  Annualized return on equity for the six months ended June 30, 2017 and 2016 was 10.63% and 10.34%, while return on assets was 1.10% and 1.06%, respectively.

For the three months ended June 30, 2017, net income totaled $3,468,000 which compares to net income of $3,031,000 for the second quarter of 2016, an increase of $437,000.  Basic earnings per share of $1.00 for the second quarter of 2017 compares to $.86 for the second quarter last year.  Annualized return on equity for the three months ended June 30, 2017 and 2016 was 10.80% and 9.88%, while return on assets was 1.12% and 1.02%, respectively.

Net interest income before the provision for loan loss for the six months ended June 30, 2017 totaled $20,401,000 compared to $18,376,000 for the six months ended June 30, 2016, which is an increase of $2,025,000, or 11.0%.  The net interest margin for the six months ended June 30, 2017 was 3.79% compared to 3.62% for the same period last year.  For the first six months of 2017, the strategy has been to shift interest earning assets from the investment portfolio into the loan portfolio which has resulted in higher yields on interest earning assets, coupled with the Federal Reserve's recent action, in which they raised short term rates 50 basis points.  For the six months ended June 30, 2017, the provision for loan losses totaled $1,240,000 compared to $270,000 last year.  The increase in the provision for loan loss is reflective of the strong loan growth during the first half of 2017.  Although the increase in the provision impacts short-term profitability, the origination of high quality loans has resulted in net interest income growth currently and for future revenue growth.

Non-interest expenses for the six months ended June 30, 2017 totaled $14,357,000 compared to $14,213,000 for the same period last year.  This is an increase of only $144,000, or 1.0%, while net interest income before the provision increased 11.0% as noted above.  The most significant increase was in salaries and benefits which increased $861,000 due to the increased costs associated with the additional lending teams, branch and loan production office expansion, and normal employee merit increases.  The increase in salaries and benefits was offset by a decrease in other expenses of $662,000. For the three months ended June 30, 2017, non-interest expenses decreased $135,000 compared to the three months ended June 30, 2016.

At June 30, 2017, total assets were $1.265 billion which compares to $1.223 billion at December 31, 2016.  Available for sale securities of $275.2 million at June 30, 2017 decreased $38.8 million from December 31, 2016 to fund growth in the loan portfolio, which is part of the balance sheet strategy to shift interest earning assets into loans.  Net loans as of June 30, 2017 totaled $878.1 million and have increased $87.4 million, or 11.1%, which is 22.2% on an annualized basis, from December 31, 2016.  Deposit growth has also been strong, increasing $45.7 million from December 31, 2016 to a total of $1.051 billion at June 3, 2017.  Borrowed funds decreased $9.7 million from December 31, 2016 to June 30, 2017.  This decrease is attributable to the increase in deposits and decrease in investment securities, which also funded the loan growth in 2017.

Stockholders' equity totaled $127.8 million at June 30, 2017, which compares to $123.3 million at December 31, 2016, an increase of $4.5 million.  The increase was attributable to net income for the six months ended June 30, 2017 totaling $6.8 million and net treasury share transactions of $200,000.  As a result of changes in interest rates impacting the fair value of investment securities, the unrealized gain on available for sale investment securities increased $.4 million from the end of 2016. These were offset by cash dividends of $2.9 million.  On June 7, 2017, the Board of Directors declared a cash dividend and a stock dividend for its shareholders. The cash dividend of $0.425 per share, along with the 5.00% stock dividend, was paid on June 30, 2017 to shareholders of record at the close of business on June 16, 2017. The quarterly cash dividend is an increase of 2.4% over the regular cash dividend of $0.415 per share declared one year ago.  Dividends are a key part of the Board of Director's commitment to providing a solid return to the shareholders. This return is supported by the loan growth experienced over the last 12 months and reflects our efforts to remain a strong independent community bank.

Citizens Financial Services, Inc. has nearly 1,700 shareholders, the majority of whom reside in markets where offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands except share data)	2017	2016	2016
ASSETS:
Cash and due from banks:
Noninterest-bearing	$18,298	$16,854	$14,908
Interest-bearing	1,064	900	11,914
Total cash and cash equivalents	19,362	17,754	26,822

Interest bearing time deposits with other banks	8,791	6,955	6,954

Available-for-sale securities	275,208	314,017	360,944

Loans held for sale	393	1,827	1,304

Loans (net of allowance for loan losses: $9,979 at June 30, 2017;
$8,886 at December 31, 2016 and $7,359 at June 30, 2016)	878,070	790,725	701,756

Premises and equipment	16,771	17,030	17,239
Accrued interest receivable	3,697	4,089	4,176
Goodwill	21,089	21,089	21,089
Bank owned life insurance	26,556	26,223	25,877
Other intangibles	1,945	2,096	2,183
Unsettled security sales	-	7,759	-
Other assets	12,974	13,454	11,174

TOTAL ASSETS	$1,264,856	$1,223,018	$1,179,518

LIABILITIES:
Deposits:
Noninterest-bearing	$156,374	$147,425	$142,327
Interest-bearing	894,835	858,078	861,155
Total deposits	1,051,209	1,005,503	1,003,482
Borrowed funds	69,998	79,662	38,786
Accrued interest payable	628	720	644
Other liabilities	15,251	13,865	12,150
TOTAL LIABILITIES	1,137,086	1,099,750	1,055,062
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2017 or 2016	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at June 30, 2017, December 31, 2016 and June 30, 2016; issued 3,869,939 at June 30, 2017 and 3,704,375 at December 31, 2016
and June 30, 2016	3,870	3,704	3,704
Additional paid-in capital	51,085	42,250	42,241
Retained earnings	86,170	91,278	87,753
Accumulated other comprehensive income (loss)	(969)	(1,392)	2,042
Treasury stock, at cost: 380,775 shares at June 30, 2017; 384,671 shares at
December 31, 2016 and 358,921 shares at June 30, 2016	(12,386)	(12,572)	(11,284)
TOTAL STOCKHOLDERS' EQUITY	127,770	123,268	124,456
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,264,856	$1,223,018	$1,179,518

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 3		June 30,
(in thousands, except per share data)	2017	2016	2017	2016
INTEREST INCOME:
Interest and fees on loans	$10,304	$8,587	$20,021	$17,183
Interest-bearing deposits with banks	45	64	80	135
Investment securities:
Taxable	775	959	1,579	1,903
Nontaxable	601	755	1,269	1,526
Dividends	53	61	129	141
TOTAL INTEREST INCOME	11,778	10,426	23,078	20,888
INTEREST EXPENSE:
Deposits	1,143	1,072	2,188	2,146
Borrowed funds	231	183	489	366
TOTAL INTEREST EXPENSE	1,374	1,255	2,677	2,512
NET INTEREST INCOME	10,404	9,171	20,401	18,376
Provision for loan losses	625	135	1,240	270
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,779	9,036	19,161	18,106
NON-INTEREST INCOME:
Service charges	1,120	1,128	2,178	2,230
Trust	188	182	409	378
Brokerage and insurance	114	158	305	367
Gains on loans sold	148	70	249	116
Investment securities gains, net	23	128	195	155
Earnings on bank owned life insurance	167	172	333	342
Other	128	145	254	311
TOTAL NON-INTEREST INCOME	1,888	1,983	3,923	3,899
NON-INTEREST EXPENSES:
Salaries and employee benefits	4,324	3,900	8,643	7,782
Occupancy	477	455	1,004	900
Furniture and equipment	146	171	285	328
Professional fees	258	266	568	553
FDIC insurance	95	160	200	317
Pennsylvania shares tax	243	240	524	390
Amortization of intangibles	73	82	149	164
ORE expenses	82	212	172	305
Other	1,468	1,815	2,812	3,474
TOTAL NON-INTEREST EXPENSES	7,166	7,301	14,357	14,213
Income before provision for income taxes	4,501	3,718	8,727	7,792
Provision for income taxes	1,033	687	1,956	1,478
NET INCOME	$3,468	$3,031	$6,771	$6,314

PER COMMON SHARE DATA:
Net Income - Basic	$1.00	$0.86	$1.95	$1.80
Net Income - Diluted	$1.00	$0.86	$1.95	$1.80
Cash Dividends Paid	$0.405	$0.392	$0.810	$0.783

Number of shares used in computation - basic	3,480,122	3,508,818	3,479,653	3,515,477
Number of shares used in computation - diluted	3,481,310	3,509,227	3,480,263	3,515,682

Consolidated Financial Highlights

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2016	2015
Performance Ratios and Share Data:
Return on average assets (annualized)	1.12%	1.02%	1.10%	1.06%
Return on average equity (annualized)	10.80%	9.88%	10.63%	10.34%
Return on average tangible equity (annualized)	13.16%	12.19%	12.98%	12.79%
Net interest margin (tax equivalent)	3.82%	3.62%	3.79%	3.62%
Cash dividends paid per share	$0.405	$0.392	$0.810	$0.783
Earnings per share - basic	$1.00	$0.86	$1.95	$1.80
Earnings per share - diluted	$1.00	$0.86	$1.95	$1.80
Number of shares used in computation - basic	3,480,122	3,508,818	3,479,653	3,515,477
Number of shares used in computation - diluted	3,481,310	3,509,227	3,480,263	3,515,682

Balance Sheet Highlights (dollars in thousands, except share and per share data):	June 30, 2017	December 31, 2016	June 30, 2016

Assets	$1,264,479	$1,223,018	$1,179,518
Investment securities:
Available for sale	275,208	314,017	360,944
Loans (net of unearned income)	888,049	799,611	709,115
Allowance for loan losses	9,979	8,886	7,359
Deposits	1,051,209	1,005,503	1,003,482
Stockholders' Equity	127,770	123,268	124,456
Non-performing assets	13,517	12,895	12,868
Non-performing assets to total loans	1.52%	1.61%	1.81%
Annualized net charge-offs (recoveries) to total loans	0.03%	-0.03%	0.00%
Average Leverage Ratio	9.55%	9.46%	9.40%
Common shares outstanding	3,489,164	3,319,704	3,345,454
Book value per share	$36.90	$35.77	$34.87